EXECUTION COPY

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

CHINA-BIOTICS, INC.

4% Senior Convertible Promissory Note Due 2010

US$25,000,000	December 11, 2007

FOR VALUE RECEIVED, China-Biotics, Inc., a Delaware corporation (the “Company”) with its principal executive office at No. 999 Ningqiao Road, Jingiao Export Processing Zone, Pudong, Shanghai, China 201206, promises to pay to the order of Pope Investments II LLC (the “Holder”) or its registered assigns, the principal amount of TWENTY FIVE MILLION U.S. DOLLARS (US$25,000,000.00) (the “Principal Amount”), together with accrued interest on the unpaid Principal Amount from time to time outstanding from the date hereof until the earlier of (i) December 11, 2010 (the “Maturity Date”), and (ii) the date the Holder elects to exercise its right to convert this Note, together with accrued and unpaid interest and other fees and obligations outstanding under this Note (the “Obligations”), in accordance with the provisions hereof. This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder, except as provided in Section 6. This Note is payable in lawful money of the United States of America and in same day funds, without abatement, reduction, deduction, counterclaim, recoupment, defense or setoff, to Holder at such account as Holder may designate. Interest on the outstanding Principal Amount shall accrue at a rate per annum computed in accordance with Section 1 hereof and shall be payable to the Holder in accordance herewith.

Unless otherwise specifically defined, terms used herein shall have the meaning ascribed thereto in the Investment Agreement.

1.    Computation of Interest.

A.    Base Interest Rate. Subject to subsections 1B and IC below, until such time that the Holder elects to exercise its Conversion Right, the Note shall bear interest at the rate of four percent (4%) per annum calculated on the basis of the actual number of days elapsed and a year of 365 days. Interest shall be payable in cash, quarterly in arrears, on the last Business Day of each March, June, September and December, with the first interest payment date being March 31, 2008.

B.    Default Interest. In the event the Note is not repaid on the Maturity Date, or upon the occurrence of an Event of Default (after expiration of any applicable cure periods), the rate of interest applicable to the unpaid Principal Amount shall be adjusted, retroactively to the Closing Date, to ten percent (10%) per annum (the “Default Rate”), whether by acceleration or otherwise.

C.    Additional Amounts. In the event:

(i)    the Note is not converted in full prior to the Maturity Date, then there shall be payable by the Company to the Holder an additional six percent (6%) step-up in the cash coupon rate on such unconverted principal amount of this Note, such interest accruing from the Closing Date until paid in full; or

(ii)    of the automatic conversion of the Note prior to the Maturity Date pursuant to Section 4C hereof, then the Company shall, on the effective date of such automatic conversion, make an additional make-whole payment to the Holder equal to the aggregate amount of interest that would have accrued on the Note had the Note remained outstanding until the Maturity Date at the rate of ten percent (10%) per annum.

2.    Covenants of Company. The Company covenants and agrees that, so long as any portion of the Principal Amount, accrued but unpaid interest or other Obligations hereunder remain outstanding, it will comply with its covenants and other obligations under the Investment Agreement and the other Transaction Documents (as defined in the Investment Agreement).

2.    Events of Default.

A.    Within five (5) business days of the occurrence of any one or more of the following Events of Default (after any applicable cure period), the Company shall give written notice to the Holder of the Event of Default (the “Default Notice”). After receipt of the Default Notice, if such Event of Default shall continue, the Holder may, by written notice (the “Acceleration Notice”) to the Company, declare the entire outstanding Principal Amount and accrued but unpaid interest and other Obligations, to be immediately due and payable within ten (10) Business Days (the “Default Notice Period”). If within the Default Notice Period the Company cures the Event of Default, the Acceleration Notice will be deemed rescinded and the Event of Default will be deemed to no longer exist and any rights and remedies of Holder pertaining to such Event of Default will be of no further force or effect.

B.    The term “Event of Default” shall mean any of the events set forth in this Section 3B:

(i)    Non-Payment of Obligations. The Company shall default in the payment of the outstanding Principal Amount, and accrued but unpaid interest under this Note as and when the same shall become due and payable, whether by acceleration or otherwise and such default remains uncured for a period of ten (10) days following receipt by the Company of written notice from Holder demanding payment of such amount.

(ii)    Non-Performance of Covenants. The Company shall default in the due observance or performance of any covenant set forth herein or in the Investment Agreement, which default shall continue uncured for a period of ten (10) days following receipt by the Company of written notice from the Holder of the Company’s failure to perform such covenant.

(iii)    Bankruptcy, Insolvency, etc.

(a)    a resolution is passed or an order of a court of competent jurisdiction is made that the Company be wound up or dissolved otherwise than for the purposes of, or pursuant to and followed by a consolidation, amalgamation, merger or other corporate reorganization (a “Corporate Transaction”), the terms of which have previously been approved in writing by the Holder;

(b)    a resolution is passed or an order of a court of competent jurisdiction is made for the winding up or dissolution of any Subsidiary of the Company, except (i) for the purposes of or pursuant to and followed by a Corporate Transaction with or into the Company or any other Subsidiary, (ii) for the purposes of or pursuant to and followed by a Corporate Transaction (other than as described in (i) above) the terms of which shall have previously been approved by the Holder, or (iii) by way of a voluntary winding up or dissolution where there are surplus assets in such subsidiary and such surplus assets attributable to the Company and/or any other subsidiary are distributed to the Company and/or any such other subsidiary;

(c)    a trustee, receiver, or other custodian is appointed over the whole or a substantial part of the assets or undertaking of the Company or any Subsidiary;

(d)    a distress, execution or seizure order before judgment is levied or enforced upon or sued out against the whole or a substantial part of the property of the Company or any Subsidiary (as the case may be) and is not discharged within sixty (60) days thereof;

(e)    the Company or any Subsidiary makes a public announcement that it is unable to pay its debts as and when they fall due, or the Company or any Subsidiary shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganization or insolvency law or make an assignment for the benefit of, or enter into any composition with, its creditors;

(f)    proceedings shall have been initiated against the Company or any Subsidiary under any applicable bankruptcy, reorganization or insolvency law and such proceedings shall not have been discharged or stayed within a period of sixty (60) days; or

(g)    the Company shall take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

(iv)    Cross Default. The Company or any Subsidiary shall be in default of any other Indebtedness, individually or in the aggregate, in excess of $2 Million ($2,000,000).

4.    Conversion of Note.

A.    Conversion Right; Conversion Price. Subject to the terms and conditions hereof, at any time prior to the Maturity Date, while any portion of the Principal Amount is outstanding under this Note, the Holder shall have the right, but not the obligation, to convert all or any portion of the outstanding Principal Amount (the “Conversion Right”), into shares of Company Common Stock. All accrued and unpaid interest outstanding as of the time of conversion shall be paid to Holder in cash. The number of shares of Company Common Stock the Holder shall be entitled to receive upon exercise of a Conversion Right shall be the quotient determined by dividing (i) the Principal Amount to be converted, as set forth in the “Conversion Notice” (defined below) by (ii) the “Conversion Price” of $12.00 as adjusted in accordance with the provisions of this Note.

B.    Mechanics of Conversion. In order to exercise its Conversion Right, the Holder shall deliver written notice, in the form attached hereto as Exhibit A (the “Conversion Notice”), of the Holder's election to convert this Note and surrender the Note to the Company. Holder may convert the Note in part, provided that the minimum amount converted must be $2.0 million. If the Note is converted in part only, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in Principal Amount equal to the unconverted portion of the Principal Amount. On or before the fifth (5th) Business Day following the date on which the Company has received the Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Conversion Notice to the Holder and the Company's transfer agent (the “Transfer Agent”). On or before the tenth (10th) Business Day following the date on which the Company has received the Conversion Notice (the “Share Delivery Date”), the Company shall issue and dispatch by international delivery service for delivery within 2 Business Days to the address as specified in the Conversion Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such conversion. Upon delivery of the Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Note Shares with respect to which this Note has been converted, irrespective of the date of delivery of the certificates evidencing such Note Shares. No fractional shares of Common Stock are to be issued upon the conversion of this Note, but rather the number of Note Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Note Shares upon any conversion of this Note.

C.    Automatic Conversion. If, at the end of the Company’s fiscal year ended March 31, 2010, the Company has achieved $60 Million ($60,000,000) in Consolidated Net Income (as defined in the Investment Agreement) (the “Automatic Conversion Threshold”) in such fiscal year, the principal amount outstanding under this Note shall automatically convert into shares of Common Stock. The Company shall provide the Holder with ten (10) days advance notice of such automatic conversion and shall provide with such notice a copy of the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The number of shares of Common Stock the Holder shall be entitled to receive upon automatic conversion in accordance with this Section 4(C) shall be the quotient determined by dividing (i) the principal amount then outstanding by (ii) the Conversion Price, as adjusted in accordance with the provisions of this Note.

D.    Company's Failure to Timely Deliver Securities. If within ten (10) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Note Shares on the Company's share register and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such Conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder's request promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Note Shares and pay cash to the Holder in an amount equal to the excess (if any) of an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of Conversion.

E.    Disputes. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of Note Shares that are not disputed and resolve such dispute in accordance with Section 14.

F.    Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to 150% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (an “Authorized Share Failure”), then the Company shall as promptly as practicable take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding.

G.    Adjustment of Conversion Price.

i.    Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Note Shares will be proportionately increased. If the Company at any time on or after the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Note Shares will be proportionately decreased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

ii.    Other Events. If any event occurs of the type contemplated by the foregoing provisions of this Section but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the number of Note Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this subsection (3) will increase the Conversion Price or decrease the number of Note Shares as otherwise determined.

5.    Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock (except for those dividends and distributions permitted pursuant to Section 4(t) of the Investment Agreement), by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case:

(A)    any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(B)    the number of Note Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (A); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a Note to purchase Other Shares of Common Stock in lieu of an increase in the number of Note Shares, the terms of which shall be identical to those of this Note, except that such Note shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder converted this Note immediately prior to such record date and with an aggregate conversion price equal to the product of the amount by which the Conversion Price of this Note was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (A) and the number of Note Shares calculated in accordance with the immediately preceding paragraph (A).

6.     Purchase Rights; Fundamental Transactions.

(A)    Purchase Rights. In addition to any adjustments pursuant to the sections above, if at any time the Company grants or issues any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock other than grants or issuances with respect to not more than 1,700,000 shares of Common Stock pursuant to an Approved Stock Plan (as defined below) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on the exercise of this Note, if any) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(B)    Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section (6)(B) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Note (without regard to any limitations on the exercise of this Note, if any) prior to such Fundamental Transaction, and satisfactory to the Holder and (ii)  the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a “Public Successor”). Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Note prior to such Fundamental Transaction, such shares of the publicly traded Common Stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Note. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Note been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the conversion of this Note, if any.

Notwithstanding the foregoing and the provisions above, in the event of a Fundamental Transaction where the Successor Entity is not a Public Successor, if the Holder has not converted the Note in full prior to the consummation of the Fundamental Transaction, then the Company may enter into a Fundamental Transaction pursuant to which the Holder shall receive, simultaneously with the consummation of the Fundamental Transaction, in lieu of the note referred to above, cash in the amount equal to the value of the remaining unconverted principal of this Note, on the date of such consummation, plus a make-whole payment equal to the amount set forth in Section 1(C)(ii) of this Note.

7.     Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note or the Transactional Documents, and will at all times in good faith carry out all the provisions of this Note and the Transactional Documents and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes and for effecting the conversion, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Notes then (without regard to any limitations on exercise, if any).

8.     Holder not deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Note, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Note, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Note Shares which such Person is then entitled to receive upon the due conversion of this Note. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

9.     Reissuance of Notes.

A    Transfer of Note. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note, registered as the Holder may request, representing the right to the Note being transferred by the Holder and, if less then the entire Note is being transferred, a new Note to the Holder representing the portion of the Note not being transferred.

B    Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note in substitution the Note so lost, stolen or mutilated.

C    Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal Amount of the old Note (or in the case of a new Note being issued pursuant to Section 9(A), the portion of the Principal Amount designated by the Holder which, when added to the Principal Amount the other new Notes issued in connection with such issuance, does not exceed the aggregate Principal Amount of this Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the date hereof, and (iv) shall have the same rights and conditions as this Note.

10.    Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Investment Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as promptly as reasonably practicable following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, Notes, securities or other property to holders of shares of Common Stock, except for grants under an Approved Stock Plan, or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

11.    Amendment and Waiver. Except as otherwise provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that no such action may increase the Conversion Price, require a conversion, reduce the time period in which the Note may be converted, or grant prepayment rights to the Company, in any case without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding.

12.    Governing Law. This Note shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

13.    Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

14.    Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Note Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Price or the Note Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Company and approved by the Required Holder Majority or (b) the disputed arithmetic calculation of the Note Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

15.    Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Note.

16.    Transfer. This Note may be offered for sale, sold, transferred or assigned without the consent of the Company, subject to the limitations set forth in the Investment Agreement.

17.    Miscellaneous.

A.    Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B.    Costs and Expenses. Company agrees to pay on demand all costs and expenses, if any, including counsel fees and expenses, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note.

C.    Waiver. Except as otherwise provided for in this Note, and to the fullest extent permitted by applicable law, Company waives: (a) presentment, notice, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of this Note at any time held by Holder on which Company may in any way be liable, and hereby ratifies and confirms whatever Holder may do in this regard; (b) all rights to notice and a hearing prior to Holder’s taking possession or control of, or to Holder’s replevy, attachment or levy upon, any property, real or personal, tangible or intangible of Company or any bond or security which might be required by any court prior to allowing Holder to Conversion any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.

D.    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and the remainder, if any, refunded to the Borrower.

E.    Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

“Approved Stock Plan” means any written employee benefit plan which has been approved by the Board of Directors of the Company on any such approval date, pursuant to which Options may be issued to any employee, officer or director of the Company or its Subsidiaries to purchase or otherwise acquire shares of Common Stock at a purchase or exercise price which the Board of Directors (or duly appointed committee thereof) determines that, as of the date of issuance of such Option, is not less than the fair market value of Common Stock of the Company.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 14. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Common Stock” means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

“Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Capital Market or The NASDAQ Global Select Market.

“Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination),.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means the NASD OTC Bulletin Board.

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set out above.

CHINA-BIOTICS, INC.

By:	/s/ Song Jinan
Name:	Song Jinan
Title:	Chief Executive Officer

Title

EXHIBIT A

CONVERSION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO CONVERT THIS
NOTE INTO COMMON STOCK

CHINA-BIOTICS, INC.

The undersigned holder hereby exercises the right to convert _____________________of the Note into shares of Common Stock (“Note Shares”) of China-Biotics, Inc., a Delaware corporation (the “Company”), evidenced by the attached Note (the “Note”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

1. Delivery of Note Shares. The Company shall deliver to the holder __________ Note Shares in accordance with the terms of the Note.

Date:	_______________ __, ______

Name of Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs______________________________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________from the Company and acknowledged and agreed to by ________________________.

CHINA-BIOTICS, INC.

By:
Name:
Title: